                          [WHITNEY HOLDING LETTERHEAD]




                                  March 6, 1998


Securities and Exchange Commission
450 Fifth St., N.W.
Judiciary Plaza
Washington, D.C.  20549-1004

Via Edgar Electronic Filing System

            In Re:  File Number 0-1026

Gentlemen:

     Pursuant to regulations of the Securities and Exchange Commission, submitted herewith for filing on behalf of Whitney Holding Corporation (the "Company"), is the the Company's Prelimiary Proxy Statement dated April 22, 1998.

     This filing is being effected by direct transmission to the Commission's EDGAR System.

                              Sincerely,

                              /s/ Joseph S. Schwertz, Jr.
                              ---------------------------
                              Joseph S. Schwertz, Jr.
                              Sr. Vice President and
                              Corporate Secretary
                              (504) 586-3596

JSS/med/

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  X
                        ----

Filed by a Party other than the Registrant
                                          ----

Check the appropriate box:

 X       Preliminary Proxy Statement
----
         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
----
         Definitive Proxy Statement
----
         Definitive Additional Materials
----
         Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12
----


                           WHITNEY HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

____    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

____ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

____    Fee computed on table below Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

                           Common Stock
                 ---------------------------------------------------------------

         (2)     Aggregate number of securities to which transaction applies:

                           ??????????
                 ---------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

                           Not Applicable
                 ---------------------------------------------------------------

         (4)     Proposed maximum aggregate value of transaction:

                        Not Applicable
                 ---------------------------------------------------------------

         (5)     Total fee paid:

                          Not Applicable
                 ---------------------------------------------------------------

          * Set forth the amount on which the filing fee is calculated and state how it was determined.

---- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: Not Applicable
                  --------------------------------------------------------------

         (2)      Form Schedule or Registration Statement No.: Not Applicable
                  --------------------------------------------------------------

         (3)      Filing Party: Not Applicable
                  --------------------------------------------------------------

         (4)      Date Filed: Not Applicable
                  --------------------------------------------------------------

                       [WHITNEY HOLDING CORPORATION LOGO]






March 18, 1998

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

         The Annual Meeting of Shareholders of Whitney Holding Corporation (the "Company") will be held on the eleventh floor, Pan-American Life Center, 601 Poydras Street, New Orleans, Louisiana, on Wednesday, April 22, 1998, at 10:30 a.m., for the purposes of considering and voting upon:

                  1. A proposed amendment of Article VI, Section 1, of the Company's Charter to increase the authorized number of shares of Common Stock.

                  2. Election of three directors to serve until the 2003 Annual Meeting, or until their successors are elected and qualified.

                  3. Ratification of the selection of Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for 1998.

                  4. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The close of business on February 26, 1998, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the meeting.

                                   By  order  of  the Board of Directors.




                                   JOSEPH S. SCHWERTZ, JR.
                                   Secretary



              228 St. Charles Avenue, New Orleans, Louisiana 70130







                             YOUR VOTE IS IMPORTANT

         Whether or not you expect to attend the meeting, please mark, date, sign and promptly return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. You may, of course, later revoke your proxy and vote in person.

                        [WHITNEY HOLDING COPORATION LOGO]



                             228 ST. CHARLES AVENUE
                          NEW ORLEANS, LOUISIANA 70130

                              --------------------
                                 PROXY STATEMENT
                              --------------------

         The enclosed proxy is solicited by the Board of Directors of Whitney Holding Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on April 22, 1998 and at any adjournments or postponements thereof. If properly and timely completed and returned, the proxy will be voted in the manner you specify thereon. If no manner is specified, the proxy will be voted FOR the proposed Charter amendment, FOR election of the nominees for directors hereinafter named and FOR ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants.

         The proxy may be revoked by giving written notice of revocation to the Company's secretary or by filing a properly executed proxy of later date with the secretary at or before the Annual Meeting.

         The cost of soliciting proxies will be borne by the Company. Directors, officers and regular employees of the Company and its banking subsidiary, Whitney National Bank (the "Louisiana Bank" or the "Bank"), may solicit proxies by mail, telephone, telecopier and personal interview, but will not receive additional compensation therefor.

         At the beginning of January 1998, the Company's other banking subsidiaries, Whitney Bank of Alabama (the "Alabama Bank"), Whitney National Bank of Florida (the "Florida Bank") and Whitney National Bank of Mississippi (the "Mississippi Bank"), were merged into the Louisiana Bank.

         This Proxy Statement and related materials will first be mailed to shareholders on or about March 18, 1998.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only shareholders of record as of the close of business on February 26, 1998 are entitled to notice of and to vote at the meeting. On that date, 20,831,513 shares of common stock (being the Company's only class of authorized stock) were outstanding. Each share is entitled to one vote.

         The following table provides information concerning the only shareholder known by the Company to be the beneficial owner (as determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of more than 5% of its outstanding stock as of February 26, 1998.

          Name and Address                   Shares Beneficially      Percent of
         of Beneficial Owner                        Owned (1)              Class
        -------------------                   -----------------         --------
   Estate of William G. Helis..................    1,081,404               5.19%
      a Louisiana partnership
      912 Whitney Building
      New Orleans, Louisiana 70130

(1)  Includes  direct  and  indirect  ownership.  Based  on  Amendment  No. 1 to
     Schedule 13D, dated December 31, 1990 as filed with the Securities and Exchange Commission. David A. Kerstein, an attorney, has shared voting and investment power with respect to the shares shown by virtue of his status as co-executor, co-administrator and co-trustee for, and under revocable delegations of authority given by, several successions, trusts and natural persons who in the aggregate have a 100% partnership interest, and under a revocable delegation of authority given by the partnership itself. Mr. Kerstein also has shared voting and investment power with respect to 101,946 shares owned by the Succession of William G. Helis, Jr., and 6,029 shares owned by The Helis Foundation, of which he serves as co-executor. Mr. Kerstein disclaims beneficial ownership of all such shares, which aggregates 5.71% of the Company's outstanding stock.

                           PROPOSED CHARTER AMENDMENT

     The Board of Directors has approved and recommends that shareholders approve a proposal to amend the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 40,000,000 to 100,000,000 shares (the "Amendment"). As amended, Article VI, Section 1, of the Company's Articles of Incorporation would read as follows:

                                   ARTICLE VI

         1. The authorized capital stock of this corporation is fixed at one hundred million (100,000,000) shares of Common Stock, all of one series, without nominal or par value.

     As of February 26, 1998, there were 20,831,513 shares of Common Stock outstanding and 338,258 shares held in treasury. In addition, as of such date, an aggregate of 2,354,467 shares were reserved for issuance under the Company's Company's 1992 and 1997 Long-Term Incentive Plans, the Directors' Compensation Plan, and approximately 1,700,000 shares are proposed to be issued in connection with the Company's pending acquisitions of Meritrust Federal Savings Bank and Louisiana National Security Bank, subject to certain adjustments. Therefore, as of February 26, 1998, a total of approximately 24,885,980 shares of Common Stock Stock were either outstanding, reserved for issuance or proposed to be issued, leaving approximately 15,114,020 shares (including 338,258 treasury shares) remaining for subsequent issuance, sale or reservation. If shareholders adopt the proposed Amendment, the Company's Board of Directors will have the power to issue an additional 60,000,000 shares, or a total of 75,114,020 shares of Common Stock, for cash or other consideration without further authorization by the shareholders, except as may be required by law or the rules of the National Association of Securities Dealers, Inc. Shareholders do not have preemptive rights with respect to the Common Stock.

     The Board of Directors believes that the proposed increased number of authorized shares will provide the Board with flexibility well into the future in considering actions that may involve the issuance of Common Stock, including acquisitions of banks and bank-related corporations, stock splits, stock dividends, additional stock-oriented benefit plans and other issuances or reservations of Common Stock as and when the Board determines that such action may be desirable. If approval of the proposed increase in authorized shares were to be postponed until specific needs were to arise, the delay and expense incident to shareholder action on the proposed issuance at that time might deprive the Company of opportunities that would be available if the Amendment were adopted now.

     The Company has not entered into any agreements or understandings, and has no current plans, for the issuance of any additional shares of Common Stock except to the extent that the Company may issue shares of Common Stock pursuant to existing employee benefit plans, in connection with the proposed acquisitions described above, or in connection with any other acquisition agreements that may be entered into by the Company. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock.

     The ability of the Board of Directors to authorize the issuance and sale of authorized but unissued shares of Common Stock could enhance the Company's bargaining position on behalf of its shareholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management, even if such a transaction were favored by holders of the requisite number of the then outstanding shares of Common Stock. The Company is not aware of any existing efforts to gain control of the Company or to organize a proxy contest. If such a proposal were presented, management would make a recommendation based upon the best interests of the Company's shareholders.

     Approval of the Amendment requires the affirmative vote of the holders of two-thirds of the shares of Common Stock present in person or by proxy at the meeting, or a majority of the outstanding shares of Common Stock, whichever is greater. Abstentions will be included but broker nonvotes will be excluded in calculating the voting power present. The Board of Directors believes that increasing the number of authorized shares is in the best interest of the Company and its shareholders and, accordingly, recommends a vote FOR the proposal to approve the Amendment.

                              ELECTION OF DIRECTORS

         The Company's charter provides for a classified Board of Directors, composed of not less than five nor more than twenty-five persons, divided into five classes serving staggered five-year terms, with the exact number of directors to be fixed by the Board. By Board resolution, the number of directors has been set at 19, of whom three are to be elected this year. The Board nominates E. James Kock, Jr., R. King Milling and John G. Phillips. Messrs. Kock, Milling and Phillips, who were elected at prior shareholders' meetings, are nominated to serve until the 2003 Annual Meeting.

         Directors will be elected by plurality of the votes actually cast. Abstentions and broker nonvotes will be disregarded. Should any of the Board's nominees become unavailable for election, which is not anticipated, proxy holders may in their discretion vote for other nominees recommended by the Board.

         The following table includes information furnished by the respective nominees and directors with regard to their principal occupations for the last five years, directorships of other public companies and beneficial ownership of the Company's outstanding stock as of December 31, 1997, as well as the beneficial ownership of each of the named executive officers in the Summary Compensation Table (as determined in accordance with Rule 13d-3 of the Securities and Exchange Commission).

                                                                                            Shares        Percent
                                                                       Director  Term    Beneficially        of
Name and Age                          Principal Occupation              Since   Expires   Owned (1)        Class
------------                          --------------------             -------- ------- --------------    ------
Nominee for Term Expiring 2003
E. James Kock, Jr., 69              Former President: Bowie             1965    1998    50,083(2)(3)      *
                                    Lumber Associates, Downmans
                                    Associates, Jeanerette Lumber &
                                    Shingle Co., Ltd. and White
                                    Castle Lumber & Shingle Co., Ltd.
                                    (land and timber holdings, and
                                    investments) from 1965 to 1993

R. King Milling, 57                 President of the Company           1979     1998    94,333(4)         *
                                    and the Bank

John G. Phillips, 75                Former Chairman of the Board       1972     1998    8,300(2)(5)       *
                                    and Chief Executive Officer, The
                                    Louisiana Land and Exploration
                                    Company (oil and gas exploration
                                    and production)

Directors with Continuing Terms

Guy C. Billups, Jr., 70             Former Chairman of the Board       1997     2002    595,543(2)(6)      2.86%
                                    of Merchants Bancshares, Inc. and
                                    Merchants Bank & Trust Company;
                                    Chairman, the Mississippi Bank
                                    Advisory Board; Partner, Billups
                                    Farms and Director, Billups Plantation,
                                    Inc. (farming)

Harry J. Blumenthal, Jr., 52        President, Blumenthal              1993     1999    16,825(2)(7)      *
                                    Print Works, Inc.
                                    (textiles manufacturing)


                                                                                            Shares        Percent
                                                                       Director  Term    Beneficially        of
Name and Age                          Principal Occupation              Since   Expires   Owned (1)        Class
------------                          --------------------             -------- ------- --------------    ------
Joel B. Bullard, Jr., 47            President, Joe Bullard             1994     1999    14,566(2)(8)      *
                                    Automotive Companies

James M. Cain, 64                   Former Vice Chairman, Entergy      1987     2002    6,489(2)(9)       *
                                    Corp. (utility holding company);
                                    former Chairman of the
                                    Board, Chief Executive Officer
                                    and former President, Louisiana
                                    Power and Light Company
                                    (electric utility); Former
                                    Director, Chief Executive Officer
                                    And President, New Orleans
                                    Public Service, Inc.

Angus R. Cooper, II, 55             Chairman and Chief Executive       1994     1999    120,665(2)(10)    *
                                    Officer, Cooper/T. Smith Corp.
                                    (shipping service company)

Robert H. Crosby, Jr., 77           Chairman of the Board and          1972     2002    15,241(2)(11)     *
                                    Chief Executive Officer,
                                    Crosby Land & Resources
                                    (timberland holdings, oil
                                    and gas production)

Richard B. Crowell, 59              Attorney, Crowell & Owens          1983     2002    176,370(2)(12)    *

Camille A. Cutrone, 68              General Partner, Cutrone           1996     2000    78,623(2)(13)     *
                                    Verlander & Meyer, Attorney
                                    at Law

William A. Hines, 61                Chairman of the Board,             1986     2001    153,900(2)(14)    *
                                    Midland Pipe Corporation
                                    (sale of oil field
                                    country tubular goods)

Robert E. Howson, 66                Former Chairman of the Board       1989     2000    13,250(2)(15)     *
                                    and Chief Executive Officer of
                                    McDermott International, Inc.
                                    and of McDermott Incorporated
                                    (marine construction services
                                    and power generation systems)

John J. Kelly, 63                   President, Textron Marine          1986     2000    7,292(2)(16)      *
                                    and Land Systems (designs
                                    and builds advanced
                                    technology vehicles
                                    and ships)

Alfred S. Lippman, 59               Partner, Lippman, Mahfouz          1996     2001    67,513(2)(17)     *
                                    & Martin, Attorneys at Law


                                                                                            Shares        Percent
                                                                       Director  Term    Beneficially        of
Name and Age                          Principal Occupation              Since   Expires   Owned (1)        Class
------------                          --------------------             -------- ------- --------------    ------
William L. Marks, 54                Chairman of the Board and          1990     2000    254,866(18)       1.22%
                                    Chief Executive Officer of
                                    the Company and the Bank

John K. Roberts, Jr., 61            President and Chief Executive      1985     2002    110,100(2)(19)    *
                                    Officer, Pan-American Life
                                    Insurance Company (markets and
                                    services life, health and
                                    retirement insurance); Director,
                                    Pan-American Financial Services, Inc.

Carroll W. Suggs, 59                Chairman, Chief Executive          1996     2001    2,600(2)          *
                                    Officer and President,
                                    Petroleum Helicopters, Inc.

Warren K. Watters, 70               President, Reilly-Benton           1986     2000    8,950(2)(20)      *
                                    Company, Inc. (fabrication
                                    and wholesale distribution of
                                    marine and commercial
                                    construction materials)

Executive Officers

Robert C. Baird, Jr., 47            Executive Vice President of        -        -       35,756(21)        *
                                    the Company and the Bank

John C. Hope, III, 49               Executive Vice President           -        -       63,077(22)        *
                                    of the Company and the Bank;
                                    Former Chairman and Chief
                                    Executive Officer of the Alabama
                                    Bank

Kenneth A. Lawder, Jr., 57          Executive Vice President           -        -       66,913(23)        *
                                    of the Company and the Bank

All 26 directors and executive
 officers of the Company as a group                                                     2,676,216(24)     12.85%

 *       Less than 1%

(1) Ownership shown includes direct and indirect ownership and, unless otherwise noted, also includes sole investment and voting power with respect to reported holdings.

(2) With the exceptions noted below, these share totals include the following shares subject to options that have been granted pursuant to the Directors' Compensation Plan: (a) options on 1,000 shares granted in 1994 and exercisable at any time through June 30, 2004 at a price of $26.25 per share; (b) options on 1,000 shares granted in 1995 and exercisable at any time through June 30, 2005 at a price of $26.75 per share; (c) options on 1,000 shares granted in 1996 and exercisable at any time through June 30, 2006 at a price of $30.50 per share and (d) options on 1,000 shares granted in 1997 and exercisable at any time through June 30, 2007 at a price of $42.4375. The total shares for Messrs. Bullard and Cooper, who joined the Company's Board after the 1994 option grant, include only those shares subject to options described in items (b), (c) and (d) above. The total shares for Mr. Crowell include only those shares subject to option described in item (d) above. The total shares for Messrs. Cutrone and Lippman and Ms. Suggs, who joined the Company's Board after the 1995 option grant, include only those shares subject to option described in item (c) and (d) above. The share total for Mr. Billups, who joined the Company's Board in 1997, include only those shares subject to option described in item (d) above.

(3) Mr. Kock is a member of the Company's and the Bank's Executive and Nominating Committees. He is also a member of the Bank's Trust Committee. His total shares include 8,440 shares over which Mr. Kock holds a usufruct, 4,308 shares owned by several trusts for the benefit of his children, for which he serves as trustee and for which beneficial ownership is disclaimed and 3,578 shares owned by members of Mr. Kock's family, for which he disclaims beneficial ownership.

(4) Mr. Milling is an ex-officio member of the Bank's Executive and Trust Committees and is a member of the Company's Executive Committee. His share total includes the following restricted and shares subject to option granted pursuant to the Company's Long-Term Incentive Program:
         16,250 shares of restricted stock; options on 4,258 shares of stock, which may be exercised at any time through June 22, 2003 at a price of $19.42 per share; options on 2,429 shares of stock, which may be exercised at any time through July 26, 2004 at a price of $28.00 per share; options on 3,923 shares of stock, which may be exercised at any time through July 25, 2005 at a price of $28.875 per share; options on 6,000 shares of stock, which may be exercised at any time through July 23, 2006 at a price of $30.00 per share; and options on 7,500 shares of stock, which may be exercised at any time through June 30, 2007 at a price of $42.4375 per share. His total shares include shared voting and investment power with respect to 2,767 shares owned by members of Mr. Milling's family and includes 2,928 shares of stock held for the benefit of Mr. Milling in the Company's Savings Plus Plan.

(5) Mr. Phillips is a member of the Company's and the Bank's Compensation Committee.

(6) Mr. Billups' shares include 3,224 shares that are held by his spouse (as to which Mr. Billups disclaims beneficial ownership).

(7) Mr. Blumenthal is a member of the Company's and the Bank's Executive Committees. His total shares include shared voting and investment power with respect to 7,425 shares owned by a member of Mr. Blumenthal's family, for which beneficial ownership is disclaimed.

(8) Mr. Bullard's total shares include 2,250 shares in a profit sharing trust, and 5,240 shares in family trusts, for which beneficial ownership is disclaimed.

(9) Mr. Cain is a member of the Company's and the Bank's Executive and Nominating Committees. He is also a member of the Bank's Audit Committee.

(10) Mr. Cooper serves on the Company's Executive Committee. His total shares include 4,650 shares owned by the estate of his spouse, for which beneficial ownership is disclaimed. Also includes 4,000 shares owned by Mr. Cooper's four minor children in an account over which he is custodian and for which beneficial ownership is disclaimed.

(11) Mr. Crosby is a member of the Company's and the Bank's Executive and Compensation Committees. He is also a member of the Bank's Trust Committee. His total shares include 450 shares owned by a member of his family and 6,750 shares owned by a partnership of which Mr. Crosby is an officer and a director in which he has a beneficial interest. His total shares also include 7 shares owned by an investment club of which a member of Mr. Crosby's family is a member.

(12) Mr. Crowell is a member of the Bank's Audit Committee. His total shares include 67,788 shares owned by members of Mr. Crowell's family and family trusts, for which beneficial ownership is disclaimed.

(13) Mr. Cutrone's total shares include 28,495 shares in family trusts for Mr. Cutrone's daughters and grandchildren for which he has voting rights, but beneficial ownership is disclaimed.

(14) Mr. Hines is a member of the Company's and the Bank's Executive Committees. His total shares include 5,000 shares owned by a relative of Mr. Hines for which beneficial ownership is disclaimed.

(15) Mr. Howson is a member of the Company's and the Bank's Compensation and Executive Committees and the Bank's Audit Committee.

(16) Mr. Kelly is a member of the Company's and the Bank's Executive Committees and the Bank's Audit Committee.

(17) Mr. Lippman's shares include 37,613 shares held for the benefit of Mr. Lippman in the Lippman, Mahfouz & Martin 401(k) Savings & Retirement Plan.

(18) Mr. Marks is an ex-officio member of the Bank's Executive and Nominating Committees and is a member of the Company's Executive Committee and the Bank's Trust Committee. His share total includes the following restricted and optioned shares granted pursuant to the Company's Long-Term Incentive Program: 48,000 shares of restricted stock; options on 9,851 shares of stock, which may be exercised at any time through June 22, 2003 at a price of $19.42 per share; options on 11,429 shares of stock, which may be exercised at any time through July 26, 2004 at a price of $28.00 per share; options on 18,000 shares of stock, which may be exercised at any time through July 25, 2005 at a price of $28.875 per share; options on 18,000 shares of stock, which may be exercised at any time through July 23, 2006 at a price of $30.00 per share; and options on 40,000 shares of stock, which may be exercised at any time through June 30, 2007 at a price of $42.4375 per share. Also includes 2,156 shares of stock held for the benefit of Mr. Marks in the Company's Savings Plus Plan, and options on 33,750 shares of stock, which may be exercised at any time through February 28, 2000 at a price of $18.11 per share.

(19) Mr. Roberts is a member of the Company's and the Bank's Executive Committees and the Bank's Audit Committee. His total shares include shared investment and voting power with respect to 95,550 shares owned by a company having an investment committee of which Mr. Roberts is a member.

(20) Mr. Watters is a member of the Company's and the Bank's Executive and Nominating Committees and is a member of the Bank's Trust Committee.

(21) Mr. Baird's share total includes the following restricted and shares subject to option granted pursuant to the Company's Long-Term Incentive
         Program: 7,250 shares of restricted stock; options on 6,000 shares of stock, which may be exercised at any time through July 25, 2005 at a price of $28.875 per share; options on 6,000 shares of stock, which may be exercised at any time through July 23, 2006 at a price of $30.00 per share; options on 7,500 shares of stock, which may be exercised at any time through June 30, 2007 at a price of $42.4375 per share. This figures includes 10 shares of stock owned by Mr. Baird's son for which beneficial ownership is disclaimed and includes 379 shares of stock held for the benefit of Mr. Baird in the Company's Savings Plus Plan.

(22) Mr. Hope's share total includes the following restricted and shares subject to option granted pursuant to the Company's Long-Term Incentive program: 7,250 shares of restricted stock; options on 6,000 shares of stock, which may be exercised at any time through July 25, 2005 at a price of $28.875 per share; options on 6,000 shares of stock, which may be exercised at any time through July 23, 2006 at a price of $30.00 per share; and options on 7,500 shares of stock, which may be exercised at any time through June 30, 2007 at a price of $42.4375 per share. This figure includes 2,000 shares of stock owned by Mr. Hope's minor children for which beneficial ownership is disclaimed and includes 6,827 shares of stock held for the benefit of Mr. Hope in the Company's Savings Plus Plan.

(23) Mr. Lawder's share total includes the following restricted and shares subject to option granted pursuant to the Company's Long-Term Incentive
         Program: 14,500 shares of restricted stock; options on 8,040 shares of stock, which may be exercised at any time through May 27, 2002 at a price of $13.22 per share; options on 9,000 shares of stock, which may be exercised at any time through June 22, 2003 at a price of $19.42 per share; options on 6,000 shares of stock, which may be exercised at any time through July 26, 2004 at a price of $28.00 per share; options on 6,000 shares of stock, which may be exercised at any time through July 25, 2005 at a price of $28.75 per share; options on 6,000 shares of stock, which may be exercised at any time through July 23, 2006 at a price of $30.00 per share; and options on 7,500 shares of stock, which may be exercised at any time through June 30, 2007 at a price of $42.4375 per share. This total also includes 824 shares of stock held for the benefit of Mr. Lawder in the Company's Savings Plus Plan.

(24) The Bank serves as trustee of the Savings Plus Trust, which held 326,720 shares (1.57%) as of December 31, 1997. An executive officer of the Company serves with other Bank employees on a committee which makes voting decisions with respect to these shares. The Bank also serves as trustee of the Company's Retirement Plan Trust, which held 239,555 shares (1.15%) as of December 31, 1997. An executive officer of the Company serves with other Bank employees on a committee which makes voting and investment decisions with respect to these shares. Such shares have been included only once in calculating the beneficial ownership of all officers and directors as a group.


                        INFORMATION CONCERNING MANAGEMENT

         Board Committees. The Company has no standing audit committee. The Company has a Nominating Committee composed of Messrs. Cain, Kock, and Watters. The Nominating Committee, whose functions and operating procedures have not yet been fully delineated, held no meetings during the year. The Company has a Compensation Committee consisting of Messrs. Crosby, Howson, and Phillips, as discussed below.

         The Bank has an Audit Committee that function primarily to evaluate the scope and results of internal and external audits. The Audit Committee, which meets quarterly, is composed of not less than three members who are appointed each meeting. Messrs. Cain, Crowell, Howson, Kelly, and Roberts served as committee members during 1997.

         During 1997, the Board of Directors of the Company held 12 meetings. All directors other than Messrs. Hines and Kelly attended at least 75% of the aggregate number of meetings of the Company's Board of Directors and the committees of the Company on which they served.

         Compensation of Directors. All Company directors are also directors of one or more of the Company's subsidiaries, and except as described below, the Company does not compensate directors for attendance at Company board meetings. During 1997, the Louisiana Bank paid its non-officer directors annual fees of $12,000 and $750 for each day on which the director attended one or more meetings of the Louisiana Bank's board or a committee thereof. The Alabama Bank paid its non-officer directors who are not also directors of the Company annual fees of $1,500, $500 for attendance at each Alabama Bank board meeting and $300 per meeting for attendance at committee meetings of that board. The Company paid Messrs. Bullard and Cooper, who were directors of the Alabama Bank but not the Louisiana Bank, annual fees of $12,000 and $750 for each day on which those directors attended one or more meetings of the Company's board or a committee thereof. The Alabama Bank also paid these two directors $500 for attendance at each Alabama Bank board meeting and $300 per meeting for attendance at that board's committee meetings.

         In 1994, the Company's shareholders approved the Directors' Compensation Plan for the purpose of ensuring that each director who is not an employee of the Company or its subsidiaries acquires and maintains an appropriate equity interest in the Company through ownership of the Company's common stock. In addition, this plan amended and restated the Unfunded Plan of Deferred Compensation adopted in November, 1990. For each director, the Directors' Compensation Plan, further amended by the Company's shareholders in 1996, provides for (a) the annual award of 300 shares of common stock, (b) the annual grant of 1,000 non-qualified stock options, and (c) the voluntary deferral of all or a portion of the stock award and/or the fees otherwise payable annually to the directors.

         Any deferred amounts are credited to a bookkeeping account maintained by the Company for the benefit of each director. The plan permits each director to allocate, from time to time, deferred amounts among an equity fund, a fixed income fund, a money market fund, and credits representing shares of the Company's common stock. Earnings and losses are periodically credited to each account based upon such investment allocations; however, there is no requirement that the Company actually acquire any asset subject to allocation by the director. The Company established a rabbi trust in connection with the funding of its obligations under the plan. Each year during the continuation of this plan, it is the Company's intent to contribute to this trust in order to fund its obligations thereunder.

         Benefits under the plan are distributed as of the date designated by each director, generally after the date the director ceases to serve as a member of the board of directors of the company. Benefits are equal to the amount credited to a director's account at the time of distribution.


                          EXECUTIVE COMPENSATION REPORT

         The Company's executive compensation program is designed to attract, reward, retain and motivate the executives who are responsible for providing effective leadership over time to achieve and sustain superior financial performance and continued growth of the Company. It provides executives and other key employees a highly competitive total compensation package that generates rewards based on both Company and individual performance.

         The Compensation Committee of the Board of Directors (the "Committee") is charged with the responsibility for reviewing the executive compensation programs of the Company annually, for setting the salary of the Chief Executive Officer and other executive officers, and for performing a more general review of the compensation and benefit programs of the Company that apply to officers and employees. Comprised of three independent, non-employee Directors, one of whom is elected to serve as Chairman, the Committee met on five occasions during 1997.

         The Committee is actively involved in administering the Company's Executive Compensation Plan and Long- Term Incentive Plan, and annually approves both nominees for participation and awards that may be made under either Plan. Determinations and/or recommendations of the Compensation Committee are made following informed discussions based on an assessment of Company performance supported by a review of both financial and non-financial data, overall banking industry and peer group bank performance data, general marketplace information, and state, regional and national economic considerations. The Compensation Committee utilizes benefit consultants and actuaries, executive compensation consultants, and outside legal counsel as resources when needed and also relies on salary and benefits survey data produced by independent third parties as an additional source of information to assist in its deliberations.

         Base pay is targeted at a level slightly above median pay for similarly classified executives in the Company's peer bank group and the national banking industry. This philosophy ensures the Company can attract and retain executives of exceptional ability who have the experience and expertise required to do the job. As presented in the Summary Compensation Table, the executive officers, in addition to base salary, participate in a performance based Executive Compensation Plan (annual cash bonus incentive plan) established by the Company in 1992, the Long-Term Incentive Program approved by shareholders in 1992 and its successor, the 1997 Long-Term Incentive Plan approved by the shareholders in 1997. In 1992, the Committee approved for implementation Executive Agreements designed to provide executives and other key employees a degree of protection in the event of a change in control. These Agreements were subsequently revised in 1993 and again in 1996.

         Base Salary Increase -- Chief Executive Officer and Chairman. The Committee approved a base salary increase for William L. Marks, Chairman and Chief Executive Officer of the Company, effective as of July 1, 1997, raising his annual salary to $650,000. This represented an annualized increase of $40,000 or 6.55%. This increase was granted after the Committee reviewed information developed by the Bank's Human Resources Department which detailed the salaries paid by banks comprising the peer bank group to their respective chief executive officers, as well as national salary survey data published in the annual Watson Wyatt Financial Institutions Compensation Survey. The Committee also granted base salary increases effective July 1, 1997 to the Bank's designated executive officers, appearing in the Summary Compensation Table, after reviewing the recommendations of Mr. Marks, and taking into consideration information developed by the Company's Human Resources Department on salaries paid to executives in similar position classifications by the peer bank group, as well as national salary survey data published in the annual Watson Wyatt Financial Institutions Compensation Survey.

         Executive Compensation Plan. The Executive Compensation Plan of the Company is a performance driven annual cash bonus incentive plan that is reviewed and approved annually by the Committee. The Plan, initially adopted in 1992, is designed to optimize the profitability of the Company and its subsidiaries, and to further motivate the executive officers and other key officers of the Company who are designated as participants through the award of incentive cash compensation based on the attainment of specific performance objectives. In 1997, the criteria used to assess company performance were return on average assets (ROAA) and return on average equity (ROAE), two of the most frequently used measures of financial performance in the banking sector. Applying equal weight to each criterion, composite Company performance is calculated. Composite performance results using the same performance criteria are calculated for each of the Company's peer bank group, which is comprised of twelve high performing banks located in the South Central United States.

         The Company's composite performance is then compared to the composite performance of the peer bank group. Comparison of Company performance to the performance of the peer bank group determines the maximum amount of awards, if any, earned under the Plan. Awards earned under the Plan are payable to participants including the executive officers appearing in the Summary Compensation Table and other designated participants. If the Company's performance compared to the peer bank group falls below a specific performance threshold, no awards will be earned. With the exception of the award calculation for the Chief Executive Officer and Chairman, which is based solely on corporate performance, the target awards for other participants are subject to adjustment based on an assessment of each participant's performance and contribution during the year.

         The Committee, following completion of its assessment of corporate performance compared to the peer bank group, and after reviewing individual performance for each executive officer, excluding the Chairman, determined that the following executive officers had earned awards under the Plan in the amount indicated: William L. Marks ($333,923); R. King Milling ($172,209); Kenneth A. Lawder, Jr. ($109,204); Robert C. Baird ($99,252); and John C. Hope ($92,402).
The aggregate amount of these awards for executive officers totaled $806,990.

         Long-Term Incentive Plan. The Company's 1997 Long-Term Incentive Plan, approved by shareholders last year, was established to increase shareholder value, to advance the interests of the Company, to attract, retain, and motivate certain officers, executive personnel and other key employees through the grant or award of stock-based incentive compensation. The Company's 1997 Long Term Incentive Plan is administered by the Compensation Committee, which approves each employee nominated for participation and which grants any and all awards made under the Plan. The stock based incentives available under the Plan may include:

                  (1) Stock options, which may be either non-statutory stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended;

                  (2) Restricted stock, which are shares of common stock, the ownership of which is contingent upon the attainment of specified performance objectives or restrictions on transfer, forfeitability or other limitations;

                  (3) Performance shares, which are shares of common stock which may be subject to the attainment of specified performance objectives; and
                  (4) Phantom shares, which are equity awards related to the value of shares of common stock.

         During 1997, awards of performance based restricted stock and stock options were granted to the Chief Executive Officer and the other named executive officers, as detailed in the compensation tables shown herein, as well as certain other officers of the Company. In granting these awards, the Committee took particular note of the Company's most recent financial performance, as well as financial performance over the past year, actions taken to strengthen the credit quality of the Company's loan portfolio, actions taken to strengthen internal policies and procedures, the geographical expansion which occurred, and overall improvement within the structure and operation of the Company. In establishing the level of grants to the Chief Executive Officer, the Committee considered overall compensation data from banking industry sources and peer bank holding companies, as developed by external consultants and the Company's Human Resources
Department,  as  well  as the  Committee's  assessment  of the  Chief  Executive
Officer's recent and current performance and the expectations of his future contribution to the Company's long-term performance goals and growth objectives. These same measures, along with the Chief Executive Officer's recommendations, were applied in awarding grants to the other officers.

         Executive Agreements. The Company and the Bank have entered into separate agreements with Messrs. Marks, Milling, Lawder, Hope and Baird providing for compensation and severance benefits upon the termination of employment under circumstances following a change in control of the Company or the Bank.

         Generally, under the agreements, a change in control of the Company or the Bank will be deemed to have occurred if (i) any person acquires or becomes the beneficial owner of more than 20% of the Company's outstanding common stock without the approval of the Company's Board of Directors, (ii) the Federal Deposit Insurance Corporation or any other regulatory agency takes certain actions in conjunction with the reorganization or liquidation of the Bank, (iii) the Company or the Bank enter into a merger or consolidation, or sell all or substantially all of their stock or assets, without the surviving or acquiring corporation agreeing to assume the obligations of the Company or the Bank under the agreements, or (iv) there is a change in the majority of the members of the Company's or the Bank's Boards of Directors.

         Under each agreement, if the acquiring company or the acquiring bank terminates the employment of the officer without cause, or if the officer resigns during the three year period following a change in control as a result of a change or diminution of his duties, responsibilities, title, compensation, working conditions or general status with the Company or the Bank, he will be entitled to special severance benefits including, among other things, a sum equal to 300% of his annual salary and substantially all of the amounts that are payable to him under the Company's and the Bank's employee and executive benefit plans.

         Other Responsibility. The Committee reviews the provisions and scope of other employee benefit plans, such as the qualified Retirement Plan and the qualified Savings Plus Plan 401(k), formerly the Thrift Incentive Plan, and recommends to the Board of Directors any changes to such plans that it deems appropriate and/or recommends to the Board the adoption of any new qualified or non-qualified plans. The Committee further reviews any and all matters with respect to the management of employee incentives, general compensation and benefit programs, and as it believes action by the Board of Directors may be indicated, the Committee makes recommendations concerning those matters to the Board.

         The Committee believes that the executive compensation policies and programs of the Company serve the best interest of its shareholders and that the combination of a sound base salary program, a competitive performance based short-term cash bonus incentive plan, and performance driven long-term incentives provide a foundation for the continued success of the Company.

                Compensation Committee of the Board of Directors
                           Robert E. Howson, Chairman
                              Robert H. Crosby, Jr.
                                John G. Phillips

I.  SUMMARY COMPENSATION TABLE

              Annual Compensation Long Term Compensation Awards (5)
                                                                                              Awards
                                                                                   Restricted
                                                                                      Stock           Options
                                                                                      Award            Number
                                                                                      Dollar             of            All Other
   Names and Principal Position          Year              Salary      Bonus (4)      Value (6)         Shares        Compensation
------------------------------------  -------------- ------------  ------------ ----------------  ------------  -------------------
William L. Marks                         1997            $630,043      $333,923      $396,250(1)        40,000           $10,590(7)
 Chairman & Chief Executive              1996             592,565       314,059       300,000(2)        18,000                6,515
 Officer of the Company and the          1995             562,532       337,519       287,500(3)        18,000                4,792
 Louisiana Bank
R. King Milling                          1997            $410,022      $172,209      $138,688(1)         7,500           $10,832(8)
 President of the Company                1996             387,528       162,762        90,000(2)         6,000                7,650
 and the Louisiana Bank                  1995             375,014       168,756        86,625(3)         6,000                6,051
Kenneth A. Lawder, Jr.                   1997            $260,010      $109,204      $108,969(1)         7,500            $ 8,789(9)
 Executive Vice President of the         1996             248,024       104,170        75,000(2)         6,000                7,650
 Company and the Louisiana Bank          1995             236,074       106,211        57,750(3)         6,000                4,917
John C. Hope, III                        1997            $220,004      $ 92,402      $108,969(1)         7,500           $ 6,132(10)
 Executive Vice President of the         1996             204,008        85,683        75,000(2)         6,000                5,718
 Company and Chairman and                1995             192,552        86,648        57,750(3)         6,000               68,045
 Chief  Executive Office of the
 Alabama  Bank
------------------------------------  -------------- ------------  ------------ ----------------  ------------  -------------------
Robert C. Baird                          1997            $212,504      $ 99,252      $108,961(1)         7,500         $  6,106(11)
  Executive Vice President of the        1996             187,923        78,928        75,000(2)         6,000               25,723
  Company and the Louisiana Bank         1995              82,503        37,126            - 0 -         - 0 -               30,450
====================================  ============== ============  ============ ================  ============  ===================

(1) The restricted shares granted in 1997 represent a target award that will be adjusted based on the performance of the Company, as measured by its return on assets and return on equity, in relation to that of a designated peer group over the three year period ending December 31, 1999. The ultimate number of shares in which the named executive will vest range from 0% to 200% of the target award. The restricted shares vest on March 18, 2000 upon completion of certain employment requirements. The grant date for the target award was March 18, 1997. The target award is valued at $39.625 per share, the market price on the award date.

(2) The restricted shares granted in 1996 represent a target award that will be adjusted based on the performance of the Company, as measured by its return on assets and return on equity, in relation to that of a designated peer group over the three year period ending December 31, 1998. The ultimate number of shares in which the named executive will vest range from 0% to 200% of the target award. The restricted shares vest on July 23, 1999 upon completion of certain employment requirements. The grant date for the target award was July 23, 1996. The target award is valued at $30.00 per share, the market price on the award date.

(3) Restricted stock vests July 25, 2000 upon completion of certain employment requirements. The grant for the target award was July 25, 1995. The target award is valued at $28.875 per share, the market price on the award date.

(4) All bonuses have been paid under the Executive Compensation Plan (annual performance based incentive plan).

(5) All awards have been made under the Long Term Incentive Plans approved by shareholders.

(6) The restricted stock shares shown in the table represent restricted stock holding of the named executive officers. The dollar values in the table were calculated using the market price of the Company's Common stock on the date of award. The aggregate value of all restricted stock holdings of each named executive officer calculated using the market price of the Company's common stock as of December 31, 1997 were as follows: Mr. Marks, $1,710,000; Mr. Milling, $541,500; Mr. Lawder, $413,250; Mr. Hope, $413,250; and Mr. Baird, $299,250. Dividends are paid in full on such restricted shares.

(7) This represents $5,790.00 in imputed income for the group term life insurance and $4,800.00 in matching contributions under the Savings Plus Plan.

(8) This represents $6,032.00 in imputed income for the group term life insurance and $4,800.00 in matching contributions under the Savings Plus Plan.

(9) This represents $3,989.00 in imputed income for the group term life insurance and $4,800.00 in matching contributions under the Savings Plus Plan.

(10) This represents $1,332.00 in imputed income for the group term life insurance and $4,800.00 in matching contributions under the Savings Plus Plan.

(11) This represents $1,306.00 in imputed income for the group term life insurance and $4,800.00 in matching contributions under the Savings Plus Plan.

II.  OPTION GRANTS TABLE
                              Option Grants in 1997
========================================================================================================================
                                                                                        Potential Realizable Value at
                                                                                       Assumed Annual Rates of Stock
                                             Individual Grants                          Price Appreciation For Option
                                                                                                    Term
                           ---------------------------------------------------------------------------------------------
                                 Number of          % of Total    Exercise or
                                 Securities      Options Granted  Base Price
                                 Underlying      to Employees on  (Per Share)   Expiration
           Name               Options Granted           1997                      Date            5% *           10% *
------------------------------------------------------------------------------------------------------------------------

William L. Marks                       40,000          26.58%       $42.4375    6/30/2007     $1,067,540      $2,705,380
R. King Milling                         7,500           4.98%       $42.4375    6/30/2007        200,164         507,259
Kenneth A. Lawder, Jr.                  7,500           4.98%       $42.4375    6/30/2007        200,164         507,259
John C. Hope, III                       7,500           4.98%       $42.4375    6/30/2007        200,164         507,259
Robert C. Baird                         7,500           4.98%       $42.4375    6/30/2007        200,164         507,259
------------------------------------------------------------------------------------------------------------------------
Named Executive Officers' assumed value gained as a %
of all shareholders' gains:
                                                                                              $1,868,196      $4,734,416
       Named Executive
       Officers
       Shareholders                                                                         $555,232,224  $1,407,079,974

       % of gain pertaining to Executive Officer's                                                 0.34%           0.34%
       options

=========================================================================================================================


*    5% Share Value 10 Years 69.126
    10% Share Value 10 Years 110.072

III. OPTION EXERCISES AND YEAR-END VALUE TABLE

                                        Options Exercise and Year-End Value Table
========================================================================================================================
                                                                  Number of executive           Value of unexercised
                                                                  underlying unexercised      in-the-money options at
                                                                options at December 31, 1997     December 31, 1997
              Shares acquired on                                ----------------------------     -----------------
Name              exercise               Value realized             All exercisable                All exercisable

Marks               3,571                  $45,100                       131,030                     $3,589,000
Milling             7,390                   99,900                        24,110                        612,000
Lawder              3,810                  159,700                        42,540                      1,304,200
Hope                -----                   -----                         19,500                        440,000
Baird               -----                    -----                        19,500                        440,000


                                PERFORMANCE GRAPH

         The accompanying graph shows the comparative total economic return, including the reinvestment of cash dividends received and the effects of stock price appreciation or depreciation, of the common stock of the Company, of all U.S. common stocks listed on the NASDAQ system, and of the bank stocks of the KBW 50 Total Return Index, a proprietary bank stock index of Keefe, Bruyette & Woods, Inc., which tracks the returns of 50 large banking companies throughout the United States.

                               [GRAPHIC OMITTED]

                                                               Cumulative Total Return Index for the Year
                                                           ---------------------------------------------------
                                                           1992     1993      1994     1995      1996     1997
                                                           ---------------------------------------------------

Whitney Holding Corporation Common Stock................... 100      145       142      209       246      406
KBW 50 Total Return Index.................................. 100      106       100      160       227      332
NASDAQ Total Return Index (U.S. Companies)................. 100      115       112      159       195      240

Company Plans

         The Company's executive officers, who are re-appointed annually, are participants in the Company's Executive Compensation Plan, Long-Term Incentive Program, Retirement Plans and Savings Plus Plan and may elect to participate in the Deferred Compensation Plan. The Executive Compensation Plan and Long-Term Incentive Plan are described above under the heading "Executive Compensation Report".

         Retirement Plan. The Bank, in 1964, established a non-contributory, defined benefit retirement plan. The plan, as amended (the "Retirement Plan"), generally covers salaried employees of the Company and its subsidiaries who are at least 21 years of age and complete certain additional eligibility requirements. In general, the monthly benefit payable under the Retirement Plan at normal retirement age (age 65) is an amount based on final average monthly compensation and years of service at normal retirement age, reduced by a portion of the monthly Social Security amount payable at that age. Final average monthly compensation (which includes the salaries and bonuses of executive officers set forth in the Summary Compensation Table, but excludes the value of grants and awards under the Long-Term Incentive Plan and contributions by the Company or its subsidiaries to employee benefit plans) is calculated by averaging the highest consecutive five years of compensation during the ten calendar years preceding termination or retirement date. During the period 1994 through 1996, annual compensation in excess of $150,000 is disregarded, and effective January 1, 1997, annual compensation in excess of $160,000 is disregarded. With certain exceptions, years of service includes all periods of continuous service with the Company or its subsidiaries. Benefits under the Retirement Plan are fully vested upon the completion of five years of credited service. The Retirement Plan was most recently amended and restated in 1995. The maximum annual benefit payable under the Retirement Plan for employees who retire in 1997 is the lesser of $125,000 (a limitation imposed by the Internal Revenue Code) or 100% of "average compensation" (defined as the highest aggregate earnings averaged over three consecutive years).

         The Company adopted a non-qualified defined benefit retirement plan, known as the Retirement Restoration Plan (the "Restoration Plan"), effective as of January 1, 1995. The Restoration Plan provides to designated executive officers benefits which are computed under the Retirement Plan's formula, but without the restrictions imposed by certain specified provisions of the Internal Revenue Code. Benefits due and payable under the Retirement Restoration Plan are reduced by amounts actually payable from the qualified Retirement Plan.

         The following table shows the estimated annual benefit payable from the Retirement Plan upon retirement at age 65 to persons in specified compensation and years of service classifications, computed on a straight life annuity basis, including an estimate of the amount payable to any person designated as a participant in the Retirement Restoration Plan. The table does not indicate required deductions for Social Security benefits. Benefits under both the Retirement Plan and Retirement Restoration Plan are calculated taking into consideration base salary and cash bonus earned by the Executive and exclude any amounts received in the form of cash or stock under the Long-Term Incentive Plan.


                              RETIREMENT PLAN TABLE
                                                               Credited Years of Service

=================================== ==============================================================================================
Highest Successive Five-
Year Average Remuneration                          10                 15                20                 25                30

              200,000                            36,600             54,900             73,200             91,500           109,800

              300,000                            54,900             82,350            109,800            137,250           164,700

              400,000                            73,200            109,800            146,400            183,000           219,600

              500,000                            91,500            137,250            183,000            228,750           274,500

              600,000                           109,800            164,700            219,600            274,500           329,400

              700,000                           128,100            192,150            256,200            320,250           384,300

              800,000                           146,400            219,600            292,800            366,000           439,200

             1,000,000                          183,080            274,500            366,000            375,000           549,000

             1,200,000                          219,600            329,400            439,200            549,000           658,800
=================================== =================== ================== ================== ================== =================

         Messrs. Marks, Milling, Lawder, Hope, and Baird had, respectively, 7, 13, 6, 3, and 2 years of service as of December 31, 1997.

         Savings Plus Plan. The Louisiana Bank established the Thrift Incentive Plan (a non-contributory profit sharing plan) in 1952. The last contribution made by the Louisiana Bank to the Plan was in 1988.

         The Thrift Incentive Plan was amended and restated in 1993 to, among other things, comply with the provisions of the Tax Reform Act of 1986 and to activate provisions permitted under Section 401(k) of the Internal Revenue Code. Concurrently, the Thrift Incentive Plan was renamed the Savings Plus Plan. The Savings Plus Plan generally provides that salaried employees of the Company and its subsidiaries who have completed one year of service are eligible to participate as of the first day of the following calendar quarter. Participants may elect to contribute up to 10% of salary, subject to certain limitations; up to the first 3% of salary contributed is matched on a dollar for dollar basis. Participants are provided with investment discretion over all contributions and may select from a variety of investment options. In 1997, the Louisiana Bank contributed $4,800 each on behalf of Messrs. Marks, Milling, Lawder, and Baird; and the Alabama Bank contributed $4,800 on behalf of Mr. Hope.

         Deferred Compensation Plan. In 1993, the Company established a non-qualified deferred compensation plan. The Plan permits eligible officers to annually elect to defer up to 25% of base salary and all or part of bonuses paid under the Executive Compensation Plan. The Deferred Compensation Plan also permits the deferral of any disallowed employee contributions under the Savings Plus Plan. Participants are permitted to direct the investment of deferrals into a limited number of available investment options. Deferral elections must be made prior to the calendar year in which the salary or bonus is earned. Distribution under the Deferred Compensation Plan must generally coincide with the attainment of retirement age and may take the form of a lump-sum payment or a specified payment stream. Deferrals under this plan in 1997 for Messrs. Marks, Milling, Lawder, Hope and Baird were $0, $0, $0, $42,842, and $0 respectively.

                              CERTAIN TRANSACTIONS

         The Bank has made, and expects to make in the future, loans in the ordinary course of business to directors and officers of the Company and the Bank, members of their immediate families, and their associates. Such loans have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, Mr. Bullard, a director of the Company and the Bank, personally borrows from the Bank and guarantees or is otherwise liable for several commercial and real estate loans made by the Bank to his closely held companies. The largest aggregate indebtedness of these loans during 1997 was $5,897,980 and the aggregate balance on December 31, 1997 was was $5,897,980. Interest accrued on these loans during 1997 at rates ranging from 7.5% to 8.5%.

         Pan-American Life Insurance Company, of which John K. Roberts, Jr., a director of the Company, is President and Chief Executive Officer and a director, was paid $569,738 during 1997 for insurance premiums providing group term life and AD&D coverage for employees and medical/dental claim administrative services rendered to the Company and its subsidiary banks.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Because the Company is a public company, its officers, directors and 10% beneficial shareholders are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's stock. Based upon its review of copies of forms and related documents furnished to the Company, management believes that all required filings by all such persons were timely made during 1997, except as follows: Mr. Bullard's initial report of ownership inadvertently omitted some shares acquired by his children's trusts prior to his affiliation with the Company. In addition, Messrs. Bullard, Cain, Kock, Roberts and Watters relied on guidance from the Company and did not disclose common stock equivalents credited to their respective deferred compensation accounts under the Directors' Compensation Plan. Appropriate amendments to these reports were filed after the date on which these disclosures were due.

                                   ACCOUNTANTS

         The shareholders will be asked to ratify the Board's selection of Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for 1998. The firm has served as the Company's auditors since 1964. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions. If the selection is not ratified (abstentions and brokers non-votes will be disregarded), the appointment of other auditors will be considered by the Board.


                              SHAREHOLDER PROPOSALS

         In order for proposals of shareholders to be considered for inclusion in the proxy statement and proxy for the 1999 Annual Meeting of Shareholders, such proposals must be received at the Company's principal executive office no later than November 18, 1998.

                                  OTHER MATTERS

         The matters to be acted on at the Annual Meeting are set forth in the accompanying Notice. The Company knows of no other business to be presented at the meeting, but if other matters requiring a vote are properly presented at the meeting or any adjournments thereof, proxy holders will vote or abstain from voting thereon in accordance with their best judgment.

                                      By  order  of the  Board of Directors.


                                      William L. Marks,
                                      Chairman

March 18, 1998

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

         The Annual Meeting of Shareholders of Whitney Holding Corporation (the "Company") will be held on the eleventh floor, Pan-American Life Center, 601 Poydras Street, New Orleans, Louisiana, on Wednesday, April 22, 1998, at 10:30 a.m., for the purposes of considering and voting upon:

         1. A proposed amendment of Article VI, Section 1, of the Company's Charter to increase the authorized number of shares of Common Stock.

         2. Election of three directors to serve until the 2003 Annual Meeting, or until their successors are elected and qualified.

         3. Ratification of the selection of Arthur Andersen LLP as independent public accountants to audit the books of the Company and its subsidiaries for 1998.

         4. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The close of business on February 26, 1998, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the meeting.

                                 By  order  of the  Board of Directors.



                                 Joseph S. Schwertz, Jr.
                                 Secretary
--------------------------------------------------------------------------------
              228 St. Charles Avenue, New Orleans, Louisiana 70130

                             Detach Proxy Card Here
-------------------------------------------------------------------------------
o

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS:


1.   A proposed amendment of Article VI, Section 1, of the
     Company's Charter to increase the authorized number of
     shares of Common Stock.                 FOR o       AGAINST o     ABSTAIN o

2. Election of three Directors to serve until the 2003 Annual Meeting, or until their successors are elected and qualified.

     FOR all nominees       WITHHOLD AUTHORITY to vote for
     listed below   o       all nominees listed below    o       *EXCEPTIONS  o

     Terms expiring 2003: Messrs. E. James Kock, Jr., R. King Milling and
     John G. Phillips
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name on the line below.)

     *Exceptions
                ----------------------------------------------------------------

3.   Ratification of the selection of Arthur Andersen LLP as independent
     public accountants for 1998.            FOR o       AGAINST o     ABSTAIN o

When properly executed and returned, this proxy will be voted in the manner specified thereon. If no manner is specified, the proxy will be voted FOR proposals 1, 2 and 3.
                                   Change of Address and or Comments Mark Here o

         NOTE: Please sign as your name appears hereon. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person.


                                      Date                                , 1998
                                          --------------------------------

                                      ------------------------------------------
                                              Signature of shareholder


Please Sign, Date and Return the Proxy        Votes MUST be indicated
Promptly Using the Enclosed Envelope.         (x) in Black or Blue Ink.   o

                             YOUR VOTE IS IMPORTANT

         Whether or not you expect to attend the meeting, please mark, date, sign and promptly return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. You may, of course, later revoke your proxy and vote in person.




  ------------------------------------------------------------------------------

                           WHITNEY HOLDING CORPORATION

                                    P R O X Y

                       Solicited by the Board of Directors

         The undersigned hereby appoints Lloyd J. Abadie, Richard C. Hart and John A. Rehage, and each of them, proxies with full power of substitution, to represent and to vote all shares of Common Stock of Whitney Holding Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on April 22, 1998 or any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed below and (2) in their discretion upon such other business as may properly come before the meeting.

                   (Continued And To Be Signed On Other Side.)




                           WHITNEY HOLDING CORPORATION
                                 P.O. BOX 11183
                            NEW YORK, N.Y. 10203-0183